INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                         INTERPLAY ENTERTAINMENT CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                          INTERPLAY ENTERTAINMENT CORP.

              -----------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

              -----------------------------------------------------

TIME..............................          12:00 p.m. Pacific Time on Thursday,
                                            December 18, 2003

PLACE.............................          Interplay Entertainment Corp.
                                            16815 Von Karman Ave.
                                            Irvine, California 92606

ITEMS OF BUSINESS.................          (1)      To elect  seven  members of
                                                     the Board of  Directors  to
                                                     serve until the next annual
                                                     stockholder meeting.

                                            (2)      To amend  our  Amended  and
                                                     Restated   Certificate   of
                                                     Incorporation  to  increase
                                                     the  number  of  authorized
                                                     shares of our Common Stock,
                                                     par value $0.001 per share,
                                                     by 50,000,000  shares for a
                                                     total authorized  amount of
                                                     150,000,000    shares    of
                                                     Common Stock.

                                            (3)      To   transact   such  other
                                                     business  as  may  properly
                                                     come   before   the  Annual
                                                     Meeting and any adjournment
                                                     or postponement.

RECORD DATE.......................          You can  vote  if,  at the  close of
                                            business on  November  5, 2003,  you
                                            were a stockholder of the Company.

PROXY VOTING......................          All   stockholders   are   cordially
                                            invited to attend the Annual Meeting
                                            in person.  However,  to ensure your
                                            representation    at   the    Annual
                                            Meeting,   you  are  urged  to  vote
                                            promptly  by signing  and  returning
                                            the enclosed Proxy card.

November 13, 2003                             /S/ HERVE  CAEN
                                            --------------------------
                                            Herve  Caen
                                            Chief Executive Officer and interim
                                            Chief Financial Officer

                                                   INTERPLAY ENTERTAINMENT CORP.
                                                         16815 VON KARMAN AVENUE
                                                        IRVINE, CALIFORNIA 92606
                                                                  (949) 553-6655
PROXY STATEMENT
--------------------------------------------------------------------------------

These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Interplay Entertainment Corp., a Delaware corporation ("Interplay," the "Company", "we", or "us"), of Proxies to be voted at our 2003 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

You are invited to attend our Annual Meeting of Stockholders on December 18, 2003, beginning at 12:00 p.m. Pacific Time. The meeting will be held at Interplay Entertainment Corp. office headquarters, 16815 Von Karman Ave., Irvine, California 92606.

It is anticipated that the 2002 Annual Report, the latest quarterly report filed with the U.S. Securities and Exchange Commission for the period ended June 30, 2003 and this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about November 19, 2003.

STOCKHOLDERS ENTITLED TO VOTE. Holders of our common stock at the close of business on November 5, 2003 are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of our securities entitled to vote at the Annual Meeting. As of the close of business on November 5, 2003, there were 93,855,634 shares of common stock outstanding.

PROXIES. Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written Proxy card. Your submission of the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE MEETING. If you are a stockholder of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting. On the election of directors, our stockholders have cumulative voting rights (please see "Election of Directors" below for a description of your cumulative voting rights). Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

PROXY SOLICITATION COSTS. The costs associated with the solicitation of stockholder proxies by our Board in connection with this 2003 annual stockholder meeting shall be borne by the Company.

ELECTION OF DIRECTORS. The seven nominees for director receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of

Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Our stockholders have cumulative voting rights when voting on the election of directors. Cumulative voting rights entitle each stockholder to the number of votes he or she would otherwise have in the absence of cumulative voting rights, multiplied by the number of directors to be elected. Each stockholder may cast all of the resulting votes for a single director, or may distribute them among the directors to be elected at the stockholder's discretion. In order to determine how many votes a stockholder is entitled to cast as a consequence of cumulative voting rights, the stockholder multiplies the total number of shares of our common stock owned by such stockholder by the number of directors being elected, in this case seven. The total that results is the number of votes the stockholder may cast in the election of directors. The proxies solicited by the Board of Directors confer discretionary authority on the proxy holders to cumulate votes to elect the nominees listed in this Proxy Statement. The proxy holder may cumulate votes to elect one or several directors as may be necessary to elect the maximum number of nominees.

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. The approval of the amendment to our Amended and Restated Certificate of Incorporation to provide for an increase in our authorized shares of common stock by 50,000,000 shares will require the affirmative vote of a majority of the outstanding shares of common stock present, in person or by proxy, at the Annual Meeting at which a quorum is present. For purposes of the vote regarding the amendment to the Certificate of Incorporation, abstentions and broker non-votes will have the same effect as a vote against approval of the amendment.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matters to be raised at the Annual Meeting.

ITEM 1:  ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Item 1 is the election of seven members of our Board of Directors. Our Bylaws provide that the number of directors constituting the Board shall be between seven and nine, to be fixed by the Board from time to time. The Board has currently fixed the number of directors at seven.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominee directors:

              Herve Caen                         Eric Caen
              Nathan Peck                        Michel H. Vulpillat
              Michel Welter                      Robert Stefanovich
              Gerald DeCiccio

If elected, the foregoing seven nominees are expected to serve until the 2004 Annual Meeting of Stockholders. The seven nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees and the executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

MANAGEMENT
----------

DIRECTORS AND EXECUTIVE OFFICERS

The following persons currently serve as our directors:

DIRECTORS                               AGE
---------                               ---

Herve Caen                              42
Eric Caen                               37
Nathan Peck                             78
Michel Vulpillat                        41
Michel Welter                           45
Gerald DeCiccio                         46
Robert Stefanovich                      38

The following persons serve as our executive officers:

EXECUTIVE OFFICERS         AGE          TITLE
------------------         ---          -----

Herve Caen                 42           Chairman of the Board, Chief Executive
                                        Officer and interim Chief Financial
                                        Officer
Phillip G. Adam            49           President

Our executive officers are appointed by and serve at the discretion of our board of directors. Herve Caen and Eric Caen are brothers. There are no other family relationships between any director and/or any executive officer.

HERVE CAEN joined us as President and as a director in November 1999. Mr. Caen was appointed interim Chief Executive Officer in January 2002 and currently serves as our Chief Executive Officer and interim Chief Financial Officer to date. Mr. Caen has served as Chairman of our Board of Directors since September 2001. Mr. Caen has served as Chairman of the Board of Directors of Titus Interactive SA, an interactive entertainment software company since 1991. Mr. Caen was also Chief Executive Officer of Titus Interactive SA from 1991 through December 31, 2002. Mr. Caen also serves as Managing Director of Titus Interactive Studio, Titus SARL and Digital Integration Services, which positions he has held since 1985, 1991 and 1998, respectively. Mr. Caen also serves as Chief Executive Officer of Titus Software Corporation, Chairman of Titus Software UK Limited and Representative Director of Titus Japan KK, which positions he has held since 1988, 1991 and 1998, respectively.

ERIC CAEN has served as a director since November 1999. Mr. Caen has served as a Director and as President of Titus Interactive SA since 1991. Mr. Caen is also currently the Chief Executive Officer of Titus Interactive SA. Mr. Caen also serves as Vice President of Titus Software Corporation, Secretary and Director of Titus Software UK Limited and Director of Titus Japan K.K. and Digital Integration Limited, which positions he has held since 1988, 1991, 1998 and 1998, respectively. Mr. Caen has also served as Managing Director of Total Fun 2, a French record production company, since 1998. Mr. Caen served as Managing director of Titus SARL from 1988 to 1991.

NATHAN PECK joined us as interim Chief Administrative Officer in August 2001 and a director in September 2001. Mr. Peck resigned as interim Chief Administrative Officer effective December 31, 2002. Mr. Peck, however, remains on our Board of Directors. Prior to joining us, from November 1998 to August 2001, Mr. Peck served as a director and consultant to Virgin Interactive Entertainment Limited (now named Avalon Interactive Group Ltd). Virgin Interactive Entertainment Limited is a developer, publisher, and distributor of video games in Europe. Mr. Peck also served as a consultant and director of Synthean, Inc., a business software development company, and is currently serving as a consultant for Tag-It Pacific, Inc., a trim distribution company serving the apparel industry.

MICHEL H. VULPILLAT joined our Board of Directors in September 2001. Mr. Vulpillat is currently the owner of Edge LLC, a consulting company in the fields of international business and business engineering started in 1996. Mr. Vulpillat also currently serves as a director for Titus Japan K.K., a subsidiary of Titus Interactive SA. Mr. Vulpillat has also served as Vice President of Special Operations of Titus Interactive SA since 1998. From 1988 to 1994, Mr. Vulpillat co-founded and served as Chief Executive Officer of Titus Software Corporation. Mr. Vulpillat received a Ph.D in thermodynamics and fluid mechanics from ENSAM, a French University, and received various French Diplomas in business and mechanical engineering.

MICHEL WELTER joined our Board of Directors in September 2001. Mr. Welter, together with his company Weltertainment, is involved in the trading and exploitation of animated TV series. From 2000 to 2002 he served as President of CineGroupe International, a Canadian company, which develops, produces and distributes animated television series and movies. From 1990 to the end of 2000, Mr. Welter served as President of Saban Enterprises where he launched the international merchandising for the hit series "Power Rangers" and was in charge of international business development where he put together numerous co-productions with companies in Europe and Asia.

GERALD DECICCIO joined our Board of Directors in October 2003. Since 1999, Mr. DeCiccio has also served as the Chief Financial Officer of GTC Telecom Corp., a telecommunications products provider, based in Costa Mesa, California. While at GTC Telecom Corp., Mr. DeCiccio assisted GTC Telecom through its initial public offering and with the completion of other types of financings. In 2000, Mr. DeCiccio also became a member of the Board of Directors of GTC Telecom. Prior to that, Mr. DeCiccio served as the Vice President of Finance and Administration for National Telephone & Communications, Inc., a $150 million inter-exchange carrier and provider of communications products and services. Between 1995 and 1997, Mr. DeCiccio was the Corporate Controller for Newport Corporation, a $140 million multi-national manufacturer and distributor of laser and optics products. Mr. DeCiccio is a Certified Public Accountant in the State of California.

ROBERT STEFANOVICH joined our Board of Directors in October 2003. Mr. Stefanovich has served as Executive Vice President and Chief Financial Officer of Artemis International Solutions Corporation since September 2002. He has held senior finance positions in both publicly traded and privately held technology companies. Prior to joining Artemis, he held several senior positions, including Chief Financial Officer for a publicly traded medical device company, Vice President for Administration at Science Applications International Corporation
(SAIC), a Fortune 500 company, and SEC Reporting Manager at Raychem Corporation. Between 1992 and 1997, he served as an Audit Manager and member of the Software Advisory Group at Price Waterhouse LLP (now PricewaterhouseCoopers) in San Jose, California and Frankfurt, Germany. He holds an MBA in Finance/Accounting and Engineering.

PHILLIP G. ADAM joined us as Vice President of Sales and Marketing in December 1990, served as our Vice President of Business Development since October 1994, and has served as our President since October 2002. Prior to joining us, from January 1984 to December 1990, Mr. Adam served as President of Spectrum
Holobyte, an interactive entertainment software publisher, where he was a co-founder. From May 1990 to May 1996, Mr. Adam served as the Chairman or a member of the Board of Directors of the Software Publishers Association and, during part of such period, as President of the Software Publishers Association. From March 1997 to March 1998, Mr. Adam served as the Chairman of the Public Policy Committee of the Interactive Digital Software Association.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
-----------------------------------------------------

MEETINGS AND COMMITTEES. The Board of Directors held 14 meetings during fiscal year 2002. The Board of Directors has an Audit Committee and a Compensation Committee. The full Board of Directors performs the functions of a Nominating Committee.

The Audit Committee currently consists of Mr. Welter , Mr. Stefanovich and Mr. DeCiccio. In fiscal year 2002, Ms. Maren Stenseth and Mr. R. Parker Jones, who resigned as directors in May 2003, were also members of the Audit Committee. The Audit Committee recommends the engagement of our independent public accountants, reviews the scope of the audit to be conducted by the independent public accountants, and periodically meets with the independent public accountants, our Chief Financial Officer and controller to review matters relating to our financial statements, our accounting principles and system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to the Board of Directors. The role and responsibilities of the Audit Committee are more fully set forth in a written charter adopted by the Board of Directors. The Audit Committee held one meeting during fiscal 2002.

The Compensation Committee currently consists of Mr. Welter, Mr. Stefanovich and Mr. DeCiccio. In fiscal year 2002, Ms. Maren Stenseth was also a member of the Compensation Committee. From September 2001 to August 2002, Mr. Vulpillat served on the Compensation Committee. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and, as of December 2001, is responsible for administering our stock option and executive incentive compensation plans. The Compensation Committee held one meeting during fiscal 2002.

All incumbent directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he served in fiscal year 2002 except for Mr. DeCiccio and Mr. Stefanovich who joined our Board in October 2003.

DIRECTORS' COMPENSATION. Currently, we pay each of our non-employee directors compensation as follows:

         o $5,000 in cash compensation per quarter for attendance at Board of Directors meetings.

         o $5,000 in cash compensation per annum for each Board committee a director is a member of and participates in.

         o Upon election and appointment to the Board, or upon loss of employee status of an employee director, an option to purchase up to 25,000 shares of the Company's common stock under the Company's Third Amended and Restated 1997 Stock Incentive Plan. These director options are each for a term of ten years and vest over the first three years.

         o An option to purchase 5,000 shares of the Company's common stock under the Company's Third Amended and Restated 1997 Stock Incentive Plan for each subsequent year of director service. These director options are each for a term of ten years and vest over the first three years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee currently consists of Michel Welter, Robert Stefanovich and Gerald DeCiccio. From September 2001 to August 2002, Mr. Vulpillat served on the Compensation Committee. In fiscal year 2002, Ms. Maren Stenseth, who resigned as a director in May 2003, was also a member of the Compensation Committee. During 2002, decisions regarding executive compensation were made by the Compensation Committee. None of the 2002 members of the Compensation Committee nor any of our 2002 executive officers or directors had a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

ITEM 2: AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

--------------------------------------------------------------------------------

INTRODUCTION. The Board has unanimously approved, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation, as amended (the "Authorized Share Increase Amendment"), that will increase the aggregate number of shares of common stock authorized for issuance from 100,000,000 shares to 150,000,000 (the "Authorized Share Increase"). The complete text of the form of the Authorized Share Increase Amendment is set forth as APPENDIX A to this Proxy Statement.

As of the close of business on November 5, 2003, we had 93,855,634 shares of common stock issued and outstanding. Last year, the Company's stockholders voted to approve an increase in the shares of common stock issuable pursuant to the Company's Third Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan") from 4,000,000 shares to 10,000,000 shares. In addition, the Company's stockholders last year approved an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of shares of the Company's common stock. Such approval reserved for the Board the right to elect not to proceed with the reverse stock split if the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders. The Board has determined that the reverse stock split is no longer in the best interests of the Company and its stockholders and has elected not to effect the reverse stock split.

Although we have not currently entered into any agreements, nor do we currently have any plans, to issue any of the additional shares to be available upon the effectiveness of the Authorized Share Increase, the proposed increase in the number of authorized shares of common stock has been recommended by the Board to assure that an adequate supply of authorized but unissued shares is available for use primarily in connection with corporate acquisitions, raising additional capital for operations and the issuance of shares under the 1997 Plan.

If the Proposal is adopted, the first full sentence of Article 4 of our Amended and Restated Certificate of Incorporation, as amended, will read as follows:

                                   "Article 4

                  The total number of shares of all classes of stock which this Corporation shall have authority to issue is 155,000,000, of which (i) 150,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

CERTAIN EFFECTS OF THE AUTHORIZED SHARE INCREASE AMENDMENT. The Board believes that approval of the Proposal is essential for our growth and development. However, the following should be considered by a stockholder in deciding how to vote upon this Proposal.

The Proposal, if approved, would strengthen the position of the Board and might make the removal of the Board more difficult, even if the removal would be generally beneficial to our stockholders. Once the stockholders approve an increase in the Company's authorized shares of common stock, the Board will have the authorization to issue the additional shares of common stock. The Board's ability to issue additional shares of common stock may provide the Board with a capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to the Board.

The additional shares which the Board would be authorized to issue upon approval of the Proposal, if so issued, would have a dilutive effect upon the percentage of our equity owned by present stockholders. The issuance of the additional shares might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that we have never paid dividends on shares of our common stock and we do not intend to pay any cash dividends in the foreseeable future. We instead intend to retain earnings, if any, for investment and use in business operations.

EFFECTIVENESS OF THE AUTHORIZED SHARE INCREASE. If the Authorized Share Increase Amendment is approved by the requisite vote of our stockholders, the Authorized Share Increase will be effective upon the date of filing and acceptance of the Authorized Share Increase Amendment with the Delaware Secretary of State, which filing is expected to take place shortly after the Annual Meeting. However, the exact timing of the filing of the Authorized Share Increase Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to us and our stockholders, and the Board reserves the right to delay filing the Authorized Share Increase Amendment for up to twelve months following stockholder approval thereof. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Authorized Share Increase
Amendment if, at any time prior to filing the Authorized Share Increase Amendment, the Board, in its sole discretion, determines that it is no longer in our best interests or in the best interests of our stockholders. If the stockholders do not approve this proposal, then the Authorized Share Increase Amendment will not be filed.

VOTE REQUIRED. The affirmative vote of a majority of the outstanding shares of our common stock present, in person or by proxy, at the annual meeting at which a quorum is present is required to approve the Authorized Share Increase
Amendment. For purposes of the vote to amend the Amended and Restated Certificate of Incorporation, as amended, abstentions and broker non-votes will have the same effect as a vote against approval of the Authorized Share Increase Amendment. All proxies will be voted to approve the Authorized Share Increase Amendment unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN ORDER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

EXECUTIVE COMPENSATION
----------------------

The following table sets forth certain information concerning compensation earned during the last three fiscal years ended December 31, 2002, by our Chief Executive Officer and each of our four other most highly compensated executive officers whose total salary and bonus during such year exceeded $100,000 (collectively, the "Named Executive Officers"). No other executive officer serving at December 31, 2002, received total salary and bonus during 2002 in excess of $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                               ANNUAL COMPENSATION              COMPENSATION
                                               -------------------              ------------
                                                                                 SECURITIES
                                                                                 UNDERLYING          ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR         SALARY        BONUS        OPTIONS (#)       COMPENSATION (1)
     ---------------------------         ----         ------        -----        -----------       ----------------
Herve Caen (2)                           2002       $ 250,000         --             --                 --
   Chief Executive Officer and
   interim Chief Financial Officer       2001         250,000         --             --                 --
                                         2000          62,500         --             --                 --

Brian Fargo (3)                          2002        $ 24,372         --             --               $   208
  (former) Chief Executive Officer       2001        $200,000         --             --                 5,000
                                         2000        $200,000         --             --                 2,917


Jeff Gonzalez (4)                        2002       $ 152,751         --             --                 --
   Chief Financial Officer               2001          52,140         --             --                 --

Phillip Adam (5)                         2002       $ 168,000         --             --               $ 5,331
   President                             2001         168,000         --             --                 5,137
                                         2000         168,000      $ 30,000          --                 4,815

Gary Dawson (6)                          2002       $ 185,000         --             --                 --
  Chief Operating Officer                2001         182,083      $ 50,000          --                 --
                                         2000         175,008         --             --                 --

Nathan Peck (7)                          2002       $ 115,000         --             --                 --
   interim Chief Administrative
   Officer                               2001          38,600         --             --                 --
                                         2000         --              --             --                 --

---------------

(1)  Consists of matching payments made under our 401(k) plan.
(2) Mr. Caen joined us in November 1999 at an annual base salary of $250,000. Mr. Caen waived payment of his salary through October 2000. In January
     2002, Mr. Caen assumed the position of Chief Executive Officer and in October 2002, assumed the position of interim Chief Financial Officer. In March 2003, the Compensation Committee approved an annual base salary increase from $250,000 to $360,000, with retroactive pay from December 1, 2002. The Company paid Mr. Caen an additional $30,000 for the retroactive pay increase for December 2002 in March 2003.
(3) Mr. Fargo had an employment agreement with the Company wherein he received an annual base salary of $250,000. For fiscal years 2000 and 2001, Mr. Fargo waived payment of $50,000 of his annual salary. Mr. Fargo resigned as Chief Executive Officer effective January 21, 2002.
(4) Mr. Gonzalez joined us in October 2001 and resigned from the Company effective October 4, 2002.


                                       9


(5) Mr. Adam joined us as Vice President of Sales and Marketing in December 1990, served as our Vice President of Business Development since October 1994, and has served as our President since October 2002.
(6) Mr. Dawson was appointed as our Vice President of Sales and Marketing in November 1999, and has served as our Chief Operating Officer since October 2002. Mr. Dawson resigned from the Company effective May 30, 2003.
(7) Mr. Peck was our interim Chief Administrative Officer from August 2001 to December 31, 2002. Mr. Peck currently serves as a member of our Board of Directors.

No stock options were granted to any of the Named Executive Officers during the year ended December 31, 2002. No stock options were exercised during the year ended December 31, 2002, by any of the Named Executive Officers.

EMPLOYMENT AGREEMENTS
---------------------

Mr. Caen is currently serving as the Chief Executive Officer and interim Chief Financial Officer of the Company. We previously entered into an employment agreement with Herve Caen for a term of three years through November 2002, pursuant to which he currently serves as our Chairman of the Board of Directors and Chief Executive Officer. The employment agreement provides for an annual base salary of $250,000, with such annual raises as may be approved by the Board of Directors, plus annual bonuses at the discretion of the Board of Directors. Mr. Caen is also entitled to participate in the incentive compensation and other employee benefit plans established by us from time to time. Mr. Caen waived payment of his salary through October 2000. In March 2003, the Compensation Committee approved an annual base salary increase from $250,000 to $360,000, with retroactive pay from December 1, 2002. The Compensation Committee is currently negotiating a new employment agreement with Mr. Herve Caen.

In March 2003, the Compensation Committee approved a three-year employment agreement with Phil Adam as President of the Company for an annual base salary of $200,000 with retroactive pay from January 1, 2003. The Compensation Committee is currently negotiating an employment agreement with Mr. Adam as President.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------

The following is the Report of the Compensation Committee describing the compensation policies applicable to the Company's executive officers. This information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

Compensation Policies and Objectives

The Compensation Committee reviews and approves the annual salary, bonus and other benefits, including incentive compensation awards, of the Company's executive officers, including the Chief Executive Officer. The Compensation Committee also reviews the Company's employee benefit plans and recommends changes to the existing plans to the Company's Board of Directors. The Company's executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis.

There are three components to the Company's executive compensation program, as follows:

            Base Salary. Base salaries for executives and other key employees are determined by individual financial and non-financial performance and general economic conditions of the Company and of the industry. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives, and (ii) reviews specific information provided by its accountants and other consultants, as necessary, with respect to the competitiveness of salaries paid to the Company's executives.

            Annual Bonus. Annual bonuses for executives and other key employees are tied directly to the Company's financial performance as well as individual performance. The purpose of annual cash bonuses is to reward executives for achievements of corporate, financial and operational goals. Annual cash bonuses are intended to reward the achievement of outstanding performance. If certain objective and subjective performance goals are not met, annual bonuses are reduced or not paid.

            Long-Term Incentives. The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options. The overall goal of this component of pay is to create a strong link between the management of the Company and its stockholders through management stock ownership and the achievement of specific corporate financial measures that result in the appreciation of Company share price. Stock options are awarded in order to tie the executive officers' interests to the Company's performance and align those interests closely with those of the Company's stockholders. The Compensation Committee generally has followed the practice of granting options on terms that provide that the options become exercisable in installments over a two to five year period. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer-term growth in share prices important for those receiving options.

No stock options were granted to our executive officers in 2002. The Compensation Committee continues to review the desirability of issuing stock options to its executive officers in any given fiscal year to provide incentives in connection with our corporate objectives.

Fiscal Year 2002 Chief Executive Officer Compensation

The salary, annual raises and annual bonus of Herve Caen, the Company's Chief Executive Officer and interim Chief Financial Officer, are determined in accordance with Mr. Caen's Employment Agreement with the Company. Mr. Caen's Employment Agreement provides for a base salary of $250,000 per year, with annual raises and bonuses as may be approved at the discretion of the Company's Board of Directors. The amounts of any annual raises or bonuses are determined in accordance with the policies and objectives set forth above. For the fiscal year ended December 31, 2002, Mr. Caen received $280,000 in compensation as Chief Executive Officer and interim Chief Financial Officer, of which $30,000 was paid in March 2003. The Compensation Committee did not award Mr. Caen any options during 2002. The Compensation Committee is currently negotiating a new employment agreement with Mr. Herve Caen.

Tax Law Implications for Executive Compensation

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee believes that at present the compensation paid to each Named Executive Officer in a taxable year will not exceed the deduction limit of $1 million under Section 162(m). However, the Compensation Committee has determined that stock awards granted under the long-term incentive plans with an exercise price at least equal to the fair market value of our common stock on the date of grant will be treated as "performance-based compensation."
..

                               The Compensation Committee*

                               Michel Welter

                               Gerald DeCiccio

                               Robert Stefanovich

                               * In fiscal year 2002, the Compensation Committee was comprised of Michel Welter and Maren Stenseth. Mr. Vulpillat served on the Compensation Committee from September 2001 to August 2002. Ms. Stenseth resigned as a director in May 2003. Mr. DeCiccio and Mr. Stefanovich joined our Board of Directors and became members of the Compensation

                               Committee in October 2003. As Mr. DeCiccio and Mr. Stefanovich were not members of the Company's Board of Directors or Compensation Committee during the period covered by this report, Mr.
                               DeCiccio and Mr. Stefanovich do not have any independent knowledge of the Compensation Committee's activities and have relied solely upon Management and the Board's representations in the preparation of this report.


AUDIT COMMITTEE REPORT
----------------------

The following is the Report of the Audit Committee. This information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing. The Audit Committee currently consists of Mr. Welter , Mr. Stefanovich and Mr. DeCiccio, all of whom are independent directors as that term is defined in Rule
4200(a)(15)  of the National  Association  of  Securities  Dealers'  Marketplace
Rules.

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the charter periodically and recommends any changes to the Board of Directors for approval. Recent changes to federal securities laws, including the passage of the Sarbanes-Oxley Act of 2002, has increased the oversight responsibility and accountability of the audit committee of public companies. To reflect the importance of the Audit Committee and in an effort to ensure compliance with the securities laws, the Board of Directors in October 2003 amended the Audit Committee Charter to reflect the applicable new audit committee regulations. A copy of the amended charter is attached as APPENDIX B.

The  Audit  Committee  is  responsible  for  overseeing  our  overall  financial
reporting  process.  In  fulfilling  its   responsibilities  for  the  financial
statements for fiscal year 2002, the Audit Committee:

         o Reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management and Squar Milner Reehl & Williamson, LLP (the "Auditors"), our independent auditors;

         o Discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

         o Received written disclosures and the letter from the Auditors regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Auditors their independence.

The Audit Committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

         AUDIT FEES. The aggregate fees billed by the Auditors and Ernst & Young LLP ("E&Y"), our former independent auditors, for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the last fiscal year was $181,872, of which $85,000 was paid to the Auditors and $96,872 was paid to E&Y.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed by the Auditors or E&Y for professional services rendered for information technology services relating to financial information systems design and implementation for the last fiscal year.

         ALL OTHER FEES. The aggregate fees billed by E&Y for services rendered to us other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the last fiscal year, was $95,320. No fees were billed by our Auditors for services rendered to us other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees." The Company's tax returns are prepared by PriceWaterhouse Coopers. We paid $42,000 to PriceWaterhouse Coopers in connection with the Company's tax returns for fiscal year 2002.

The Audit Committee has considered and determined that any fees related to the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Based on the Audit Committee's review of the audited financial statements and discussions with management and the Auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

                               Audit Committee*


                               Michel Welter

                               Jerry DeCiccio

                               Robert Stefanovich

                              * In fiscal year 2002,  the Audit  Committee  was
                               comprised of Michel Welter, Maren Stenseth and R. Parker Jones. Ms. Stenseth and Mr. Jones resigned as directors in May 2003. Mr. DeCiccio and Mr. Stefanovich joined our Board of Directors and became members of the Audit Committee in October 2003. As Mr. DeCiccio and Mr. Stefanovich were not members of the Company's Board of Directors or Audit Committee during the period covered by this report, Mr. DeCiccio and Mr. Stefanovich do not have any independent knowledge of the Audit Committee's activities and have relied solely upon Management and the Board's representations in the preparation of this report.

PERFORMANCE GRAPH
-----------------

The following graph sets forth the percentage change in cumulative total stockholder return of our common stock during the period from June 19, 1998 to December 31, 2002, compared with the cumulative returns of the NASDAQ Stock Market (U.S. Companies) Index and the Media General Index 820. The comparison assumes $100 was invested on June 19, 1998 in our common stock and in each of the foregoing indices. Information presented below is as of the end of each fiscal year ended December 31st.



                          [PERFORMANCE GRAPH OMITTED]



MEASUREMENT          INTERPLAY           NASDAQ STOCK MARKET       MEDIA GENERAL
   DATE         ENTERTAINMENT CORP.     (U.S. COMPANIES) INDEX      INDEX 820(1)
-----------     -------------------     ----------------------     -------------

  06/19/98           100.00                    100.00                  100.00
  12/31/98            32.39                    124.79                  115.53
  12/31/99            53.42                    231.39                  155.18
  12/31/00            46.60                    139.55                  117.40
  12/31/01            8.36                     110.77                  134.80
  12/31/02            1.09                     76.58                   91.76
-----
(1) The Media General Index 820 consists of shares of common stock of the following companies: 3-D Systems, 3DO Company, Acclaim Entertainment, Inc., Activision, Inc., ATI Technologies Inc., Brilliant Digital Entertainment, Inc., Convera Corporation, Eidos Plc, Electronic Arts, Inc., Futuremedia Plc, Infogrames, Inc., Macromedia, Inc.,

     MakeMusic!  Inc.,  Mapinfo  Corp.,  Media  Sciences  International,   Inc.,
     Moldflow Corporation, OpenTV Corp., Pixar Animation Studios, Renaissance Learning Inc., THQ Inc., Viewpoint Corporation, Vizacom Inc.

This performance graph and the data related thereto shall not be deemed to be "soliciting material" or "filed" with the U.S. Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

CERTAIN RELATIONSHIPS AND  RELATED TRANSACTIONS
-----------------------------------------------

Our operations involve significant transactions with Titus Interactive SA ("Titus"), our majority stockholder, and its subsidiaries, including its wholly owned subsidiary Virgin Interactive Entertainment Limited (re-named Avalon Interactive Group Ltd. as of July 1, 2003) ("Virgin"). Mr. Herve Caen, our Chairman of the Board, Chief Executive Officer and interim Chief Financial Officer, and Mr. Eric Caen, our director, are directors of Titus. In addition, Mr. Eric Caen is the Chief Executive Officer of Titus. As of November 5, 2003, Mr. Herve Caen and Mr. Eric Caen collectively own approximately 7% of the shares of stock of Titus and hold approximately 12% of the voting rights of Titus.

TRANSACTIONS WITH TITUS.

In March 2002, Titus converted its remaining 383,354 shares of series A preferred stock into approximately 47.5 million shares of our common stock. Titus now owns approximately 67 million shares of common stock, which represents approximately 72% of our outstanding common stock, our only voting security, immediately following the conversion. In connection with the equity investments by Titus, we perform distribution services on behalf of Titus for fees. In connection with such distribution services, we recognized fee income of $22,000 for the year ended December 31, 2002, zero dollars for the three months ended June 30, 2003, and $5,000 for the six months ended June 30, 2003.

Titus retained Europlay 1, LLC ("Europlay") as consultants to assist with the restructuring of the Company. This arrangement with Europlay is with Titus, however, we agreed to reimburse Titus for consulting expenses incurred on our behalf. In connection with the sale of Shiny Entertainment, Inc., we agreed to pay Europlay directly for their services with the proceeds received from the sale, which Europlay received. We also entered into a commission-based agreement with Europlay where Europlay would assist us with strategic transactions, such as debt or equity financing, the sale of assets or an acquisition of the Company. Under this arrangement, Europlay assisted us with the sale of Shiny Entertainment, Inc. In April 2003, the Company paid Europlay $448,000 in connection with services provided by Europlay to the Company.

In April 2002, we entered into an agreement with Titus, pursuant to which, among other things, we sold to Titus all right, title and interest in the games "EarthWorm Jim", "Messiah", "Wild 9", "R/C Stunt Copter", "Sacrifice", "MDK", "MDK II", and "Kingpin", and Titus licensed from us the right to develop, publish, manufacture and distribute the games "Hunter I", "Hunter II", "Icewind Dale I", "Icewind Dale II", and "BG: Dark Alliance II" solely on Nintendo Advance GameBoy game system for the life of the games. As consideration for these rights, Titus issued to us a promissory note in the principal amount of $3.5 million, which note bears interest at 6 % per annum. The promissory note was due on August 31, 2002, and was to be paid, at Titus' option, in cash or in shares of Titus common stock with a per share value equal to 90 % of the average trading price of Titus' common stock over the 5 days immediately preceding the payment date. Pursuant to our April 26, 2002 agreement with Titus, on or before July 25, 2002, we had the right to solicit offers from and negotiate with third parties to sell the rights and licenses granted under the April 26, 2002 agreement. If we had entered into a binding agreement with a third party to sell these rights and licenses for an amount in excess $3.5 million, we would have rescinded the April 26, 2002 agreement with Titus and recovered all rights granted and released Titus from all obligations thereunder. The Company's efforts to enter into a binding agreement with a third party were unsuccessful. Moreover, we provided Titus with a guarantee under this agreement, which provides that in the event Titus did not achieve gross sales of at least $3.5 million by June 25, 2003, and the shortfall was not the result of Titus' failure to use best commercial efforts, we were to pay to Titus the difference between $3.5 million and the actual gross sales achieved by Titus, not to exceed $2 million. We entered into a rescission agreement in April 2003 with Titus to repurchase these assets for a purchase price payable by canceling the $3.5 million promissory note, and any unpaid accrued interest thereon. Concurrently, we terminated any executory obligations remaining, including, without limitation, our obligation to pay Titus up to the $2 million guarantee.

In March 2002, we entered into a distribution agreement with Titus pursuant to which we granted to Titus the exclusive right to distribute one of our products for the Sony Playstation console in North America, South America and Central America in exchange for a minimum guarantee of $100,000 for the first 71,942 units of the product sold, plus $.69 per unit on any product sold above the 71,942 units. As of December 31, 2002, Titus owed us

$200,000, and we owed Titus $321,000. Amounts due to Titus at December 31, 2002 consisted primarily of trade payables.

In March 2003, we entered into a note receivable with Titus Software Corp.("TSC"), a subsidiary of Titus, for $226,000. The note earns interest at 8% per annum and is due in February 2004. In May 2003, the Company's Board of Directors rescinded the note receivable and demanded repayment of the $226,000 from TSC. The balance on the note receivable, with accrued interest, at September 30, 2003 was $234,076.

In May 2003, the Company's CEO instructed the Company to pay TSC $60,000 to cover legal fees in connection with a lawsuit against Titus. As a result of the payment, the CEO requested that the Company credit the $60,000 to amounts owed to him by the Company arising from expenses incurred in connection with providing services to the Company. The Company's management is in the process of investigating the details of the transaction, including independent counsel review, in order to properly record the transaction.

TRANSACTIONS WITH VIRGIN, A WHOLLY OWNED SUBSIDIARY OF TITUS

We entered into an International Distribution Agreement with Virgin in February 1999. Under this agreement, Virgin provides for the exclusive distribution of substantially all of the Company's products in Europe, the Commonwealth of Independent States, Africa and the Middle East for a seven-year period ending in February 2006, cancelable under certain conditions, subject to termination penalties and costs. Under this agreement, the Company pays Virgin a distribution fee based on net sales, and Virgin provides certain market preparation, warehousing, sales and fulfillment services on behalf of the Company. In connection with the International Distribution Agreement, the Company subleased office space from Virgin through March 2003. Rent expense paid to Virgin was $104,000 for the year ended December 31, 2002. In September 2003, we amended this International Distribution Agreement to provide Virgin with exclusive Australian distribution rights to a product.

In connection with the International Distribution Agreement, for the year ended December 31, 2002, the Company incurred distribution commission expense of $0.9 million and recognized overhead fees of $0.5 million. The Company incurred distribution commission expense of $15,000 for the three months ended June 30, 2003, and $63,000 for the six months ended June 30, 2003. In addition, the Company recognized overhead fees of zero dollars for the three months ended June 30, 2003, and zero dollars for the six months ended June 30, 2003.

Under a Product Publishing Agreement with Virgin, as amended, the Company has an exclusive license to publish and distribute one future product release within North America, Latin America and South America for a royalty based on net sales. The Company does not anticipate releasing the title and does not anticipate any further transactions under this agreement. In connection with the Product Publishing Agreement with Virgin, the Company earned zero dollars in connection with performing publishing and distribution services on behalf of Virgin for the three months ended June 30, 2003,and for the six months ended June 30, 2003.

Under an April 2001 settlement, we paid Virgin a monthly overhead fee of $83,000 per month for the six month period beginning January 2002, with no further overhead commitment for the remainder of the term of the International Distribution Agreement.

In June 1997, the Company entered into a Development and Publishing Agreement with Confounding Factor, a game developer, in which it agreed to commission the development of the game "Galleon" in exchange for an exclusive worldwide license to fully exploit the game and all derivates including all publishing and distribution rights. In March 2002, the Company entered into a Term Sheet with Virgin, pursuant to which Virgin assumed all responsibility for future milestone payments to Confounding Factor to complete development of "Galleon" and Virgin acquired exclusive rights to ship the game in certain territories. Virgin paid an initial $511,000 to Confounding Factor, but then ceased making the required payments. Subsequently, Virgin proposed that the Company refund the $511,000 to Virgin and void the Term Sheet (except with respect to Virgin's rights to publish Galleon in Japan), which the Independent Committee of the Company's Board of Directors rejected. While reserving its rights vis-a-vis Virgin, the Company then resumed making payments to Confounding Factor to protect its interests in "Galleon," and since that time has been providing production assistance to the developer in order to finalize the Xbox version of the game. The Company is currently negotiating a settlement with Virgin regarding the publishing rights to "Galleon".

In January 2003, we entered into a waiver with Virgin related to the distribution of a video game title in which we sold the European distribution rights to Vivendi. In consideration for Virgin relinquishing its rights, we paid Virgin $650,000 and will pay Virgin 50 % of all proceeds in excess of the advance received from Vivendi. As of June 30, 2003, Vivendi has not reported sales exceeding the minimum guarantee.

In February 2003, Virgin Interactive Entertainment (Europe) Limited (re-named Avalon Interactive UK Ltd. ) ("Virgin Europe"), the operating subsidiary of Virgin, filed for a Company Voluntary Arrangement, or CVA, a process of reorganization in the United Kingdom. We are not creditors of Virgin Europe. In May 2003, Virgin filed its own CVA in the United Kingdom in which we participated in and approved as a creditor of Virgin. As part of the Virgin CVA process, we submitted our creditor's claim. We continue to evaluate and adjust as appropriate our claims against Virgin in the CVA process. However, the effects of the approval of the Virgin CVA and of the approval of the CVA of its operating subsidiary, Virgin Europe, on our ability to collect amounts due from Virgin is uncertain. As a result, we cannot guarantee our ability to collect the debts we believe are due and owing to us from Virgin. If Virgin is not able to operate under the new CVA, the Company expects Virgin to cease operations and liquidate, in which event we will most likely not receive any amounts presently due us by Virgin, and will not have a distributor for our products in Europe and the other territories in which Virgin presently distributes our products.

In March 2003, the Company made a settlement payment of approximately $320,000 to a third-party on behalf of Virgin Europe to protect the validity of certain license rights and to avoid potential third-party liability from various licensors of its products. In connection with the settlement, the Company incurred legal fees of $80,000. Consequently, Virgin owes the Company $400,000 pursuant to the indemnification provisions of the International Distribution Agreement, which the Company has fully reserved for.

TRANSACTIONS WITH VIVENDI

In August 2001, we entered into a distribution agreement with Vivendi Universal Games, Inc. ("Vivendi"). Vivendi is an affiliate company of Universal Studios, Inc., which currently owns approximately 5% of our common stock but does not have representation on our Board of Directors. The distribution agreement provides for Vivendi to become our distributor in North America through December 31, 2003 for substantially all of our products, with the exception of products with pre-existing distribution agreements. Under the agreement, Vivendi made four advance payments to us of $10.0 million. In amendments to the agreement, Vivendi agreed to advance us an additional $3.5 million. The distribution agreement, as amended, provides for the acceleration of the recoupment of the advances made to us, as defined. During the three months ended March 31, 2002, Vivendi advanced us an additional $3.0 million bringing the total amounts advanced to us under the distribution agreement with Vivendi to $16.5 million. In April 2002, the distribution agreement was further amended to provide for Vivendi to distribute substantially all of our products through December 31, 2002, except certain future products, which Vivendi would have the right to distribute for one year from the date of release. As of August 1, 2002, all distribution advances relating to the August 2001 agreement from Vivendi were fully recouped or repaid.

In order to improve the Company's cash flow, in August 2002, the Company entered into a new distribution arrangement with Vivendi, whereby, Vivendi distributed substantially all of the Company's products in North America for a period of three years as a whole and two years with respect to each product giving a potential maximum term of five years. The August 2002 agreement amended and superceded the August 2001 distribution agreement with Vivendi. Under the August 2002 agreement, Vivendi paid sales proceeds less amounts for distribution fees, price concessions and returns. Vivendi is responsible for all manufacturing, marketing and distribution expenditures, and bears all credit, price concessions and inventory risk, including product returns. Upon delivery of a gold master to Vivendi, Vivendi paid, as a minimum guarantee, a specified percent of the projected amount due, based on projected initial shipment sales, which are established by Vivendi in accordance with the terms of the agreement. The remaining amounts are due upon shipment of the titles to Vivendi's customers. Payments for future sales that exceed the projected initial shipment sales are paid on a monthly basis. As of December 31, 2002, Vivendi had advanced us $3.6 million related to future minimum guarantees on undelivered products. In connection with the distribution agreements with Vivendi, the Company incurred distribution commission expense of $2.6 million for the three months ended June 30, 2003, and $3.9 million for the six months ended June 30, 2003.

In February 2003, the Company sold to Vivendi all future interactive entertainment publishing rights to the "Hunter: The Reckoning" franchise for $15 million, payable in installments, which were fully paid at June 30, 2003. The Company retains the rights to the previously published "Hunter: The Reckoning" titles on Microsoft Xbox and Nintendo GameCube.

The Company believes that Vivendi has not made certain payments it believes are owed to it by Vivendi under the August 2002 agreement. In August 2003, the Company sent several notifications to Vivendi accusing Vivendi of its failure to perform in accordance with the distribution agreement but did not receive a response acceptable to the Company. In September 2003, the Company decided to terminate the distribution agreement with Vivendi as a result of its alleged breaches, including for the non-payment of money owed to the Company under the terms of this distribution agreement. In October 2003, the Company and Vivendi reached a settlement as to their dispute under this distribution agreement.

TRANSACTIONS WITH TITUS JAPAN K.K.

In June 2003, the Company entered into a representation agreement with Titus Japan K.K. ("Titus Japan"), a majority-controlled subsidiary of Titus, pursuant to which Titus Japan represents the Company as an agent in regards to certain sales transactions in Japan. This representation agreement has not been approved by our Board and is currently being reviewed by the Board. As of September 30, 2003, the Company has received approximately $50,000 in income and incurred approximately $10,000 in commission fees pursuant to this agreement.

TRANSACTIONS WITH EDGE LLC

In September 2003, our Board of Directors ratified and approved the Company's engagement of Edge LLC to provide recommendations regarding the operation of our legal department and strategies as well as interim executive functions. As of September 30, 2003, the Company has incurred an aggregate expense of approximately $38,400 to Edge LLC. Mr. Vulpillat, a director of the Company, is the owner and consultant for Edge LLC.

PRINCIPAL STOCKHOLDERS
----------------------

The following table sets forth as of September 30, 2003, unless otherwise indicated, certain information relating to the ownership of our common stock by
(i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of us, 16815 Von Karman Avenue, Irvine, California 92606, unless otherwise set forth below such person's name.

                                           NUMBER OF SHARES
                                            OF COMMON STOCK
NAME AND ADDRESS                          BENEFICIALLY OWNED(1)      PERCENT(2)
----------------                          ---------------------      ----------

DIRECTORS:
Herve Caen............................       67,107,599  (3)(6)         72%
Eric Caen.............................       67,105,599  (3)            72%
Michel Welter.........................           56,667                  *
Nathan Peck...........................                0                  *
Michel Vulpillat......................           54,833  (4)             *
Gerald DeCiccio.......................                0                  *
Robert Stefanovich....................                0                  *

NON-DIRECTOR NAMED EXECUTIVE OFFICERS:
Phillip Adam                                    208,779                  *


5% HOLDERS:
Titus Interactive SA..................       67,105,599  (3)            72%
     20432 Corisco Street
     Chatsworth, CA 91311
Universal Studios, Inc................        4,658,216                  5%
     100 Universal City Plaza
     Universal City, CA  91608

Directors and Executive Officers as a
     Group ( persons).................       67,427,878  (5)            72%
-----
* Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of September 30, 2003, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The information as to shares beneficially owned has been individually furnished by the respective directors, the Named Executive Officers, and other stockholders, or taken from documents filed with the SEC.
(2) Based on 93,855,634 shares of common stock outstanding as of the close of business on September 30, 2003. Numbers have been rounded to the nearest percentage.
(3) Includes 460,298 shares subject to warrants exercisable within 60 days of September 30, 2003. Messrs. Herve Caen and Eric Caen are officers, directors and major shareholders of Titus Interactive SA. In such capacities Messrs. Herve Caen and Eric Caen may be deemed to beneficially own shares of common stock beneficially held by Titus, but disclaim such beneficial ownership, except to the extent of their economic interest in these shares.
(4) Mr. Vulpillat is currently a director of Titus and owns less than 0.5% of the outstanding capital stock of Titus. Mr. Vulpillat disclaims beneficial ownership of our shares held by Titus.
(5) Includes 460,298 shares subject to warrants exercisable within 60 days of September 30, 2003.
(6) Herve Caen, our Chief Executive Officer and interim Chief Financial Officer, is also the beneficial owner of an additional 2,000 shares of common stock by way of purchase through one of our employee benefit plans.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2002, all of our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements except for the following: each of Herve Caen, our Chairman of the Board, Chief Executive Officer and interim Chief Financial Officer, Eric Caen, a director, and Titus Interactive SA, our majority stockholder, filed one late Form 4, each reporting late five transactions that occurred in March 2002 and June 2002, respectively; and Michel Welter, a director, filed one Form 5, reporting late a transaction that occurred in November 2002 that should have been reported on Form 4.

STOCKHOLDER PROPOSALS
---------------------

Any stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders for inclusion in our Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to us at its principal executive offices by March 31, 2004. In addition, in the event a stockholder proposal is not received by us by March 31, 2004, the Proxy to be solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2004 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of our 2004 Annual Meeting is advanced or delayed more than 30 days from the date of the 2003 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2004 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2004 Annual Meeting. Upon determination by us that the date of the 2004 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2003 Annual Meeting, we will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

INDEPENDENT PUBLIC ACCOUNTANTS
------------------------------

On February 18, 2003, our Audit Committee and Board of Directors approved and authorized the engagement of Squar, Milner, Reehl & Williamson, LLP ("Squar") as our independent public accountants for fiscal year 2002. Squar has also been selected by our Audit Committee and Board of Directors to serve as our independent public accountants for fiscal year 2003.

Prior to that, the Audit Committee had engaged E&Y as our independent public accountants for fiscal year 2001. The decision to change our independent public accountants was approved by our Audit Committee. E&Y's report on our financial statements for the year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that E&Y's opinion contained a qualification as to our ability to continue as a going concern.

During the period of its engagement, from November 13, 2001 through February 18, 2003, the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the year ended December 31, 2001 or the subsequent interim periods, which if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its report.

Neither representatives of E&Y, our former independent auditors, nor Squar, our current independent auditors, are expected to be present at the Annual Meeting.

SOLICITATION OF PROXIES
-----------------------

It is expected that the solicitation of Proxies will be by mail. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K
--------------------------

OUR ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2002, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, INTERPLAY ENTERTAINMENT CORP., 16815 VON KARMAN AVENUE, IRVINE, CALIFORNIA 92606.

                                 ON BEHALF OF THE BOARD OF DIRECTORS

                                 /S/ HERVE CAEN
                                 -----------------------------------------
                                 Herve Caen
                                 CHIEF EXECUTIVE OFFICER AND INTERIM CHIEF
                                 FINANCIAL OFFICER



Irvine, California
November 13, 2003

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          INTERPLAY ENTERTAINMENT CORP.

         The undersigned, Herve Caen, the Chief Executive Officer of Interplay Entertainment Corp. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law (the "GCL") of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

         1. The name of the Corporation is Interplay Entertainment Corp. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 27, 1998.

         2. The first full sentence of Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in its entirety as follows:

                                   "ARTICLE 4

              The total number of shares of all classes of stock which this Corporation shall have authority to issue is 155,000,000, of which (i) 150,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

         3. The foregoing amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, has been duly adopted by the Corporation's Board of Directors and Stockholders in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation as of the __ day of ______________.

                                                     ---------------------------
                                                     Herve Caen
                                                     Chief Executive Officer

                                   APPENDIX B

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                        OF INTERPLAY ENTERTAINMENT CORP.

      This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Interplay Entertainment Corp., a Delaware corporation (the "COMPANY").

I.       PURPOSE

      The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent accountant's qualifications and independence and (4) the performance of the Company's internal audit function; (b) prepare the report of the audit committee required by the United States Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement; (c) retain and terminate the Company's independent accountant; (d) approve audit and non-audit services to be performed by the independent accountant; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountant, the internal auditors and management of the Company.

II.      COMPOSITION

      The Committee shall be composed of at least two, but not more than five, members (including a Chairperson), all of whom shall be "independent directors," as such term is defined in the rules and regulations of the SEC and the NASDAQ National Market System ("NASDAQ"). The members of the Committee and the Chairperson shall be selected by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountant and the manager of the internal audit.

      All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand financial statements, and at least one member of the Committee shall be a "financial expert." A member shall be deemed a "financial expert" if the Board determines that such person has, through education and experience as a public accountant or auditor, or a principal financial officer, controller, or principal accounting officer of a company that at the time the person held such position was required to file periodic reports with SEC, or experience in one or more positions that involve the performance of similar functions (or that results, in the judgment of the Board, in the person having similar expertise and experience), the following attributes:

      o An understanding of generally accepted accounting principles and financial statements;

      o Experience applying such generally accepted accounting principles in connection with the accounting for estimates, accruals, and reserves that are generally comparable to the estimates, accruals, and reserves, if any, used in the registrant's financial statements;

      o Experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the registrant's financial statements;

      o Experience with internal controls and procedures for financial reporting; and

      o     An understanding of audit committee functions.

         Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

      Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and NASDAQ. In addition, no member of the Committee may be an "affiliated person" of the Company or any of its subsidiaries (as such term is defined by the SEC). Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

III.     MEETING REQUIREMENTS

      The Committee shall meet as necessary, but at least quarterly, to enable it to fulfill its responsibilities. The Committee shall meet at the call of any member of the Committee, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

      The Committee may ask members of management, employees, outside counsel, the independent accountant or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

      The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee's actions to the Board from time to time (but at least once each year) as requested by the Board.

      As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal auditors and the independent accountant in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountant and management quarterly to review the Company's financial statements prior to their public release consistent with the provisions set forth below in SECTION IV. The Committee may also meet from time to time with the Company's investment bankers, investor relations professionals and financial analysts who follow the Company.

IV.      COMMITTEE RESPONSIBILITIES

      In carrying out its responsibilities, the Committee's policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

         A.       OVERSIGHT OF THE FINANCIAL REPORTING PROCESSES

                  1. In consultation with the independent accountant and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

                  2.    Review  and  approve  all  related-party   transactions,
                        unless such responsibility has been reserved to the full Board or delegated to another committee of the Board.

                  3. Consider the independent accountant's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

                  4. Annually review major issues regarding the Company's auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies.

                  5. Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

                  6. Meet at least annually with the chief financial officer, the internal auditors and the independent accountant in separate executive sessions.

                  7.    Review all analyst  reports and press articles about the
                        Company's   accounting  and  disclosure   practices  and
                        principles.

                  8. Review all analyses prepared by management and the independent accountant of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any analysis of the effect of alternative generally accepted accounting principle ("GAAP") methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.(1)

                  9. Review with management and the independent accountant the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

         B.       REVIEW OF DOCUMENTS AND REPORTS

                  1. Review and discuss with management and the independent accountant the Company's annual audited financial statements and quarterly financial statements (including disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation") and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountant, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountant and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited consolidated financial statements in the Company's annual report on Form 10-K.

                  2. Review and discuss with management and the independent accountant earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

-----
(1) SAS No. 50 provides performance and reporting standards for written reports from accountants with respect to the application of accounting principles to new transactions and financial products or regarding specific financial reporting issues.

                  3. Review the regular internal reports to management prepared by the internal auditors and management's response thereto.

                  4. Review reports from management, the internal auditors and the independent accountant on the Company's subsidiaries and affiliates, compliance with the Company's code(s) of conduct, applicable law and insider and related party transactions.

                  5. Review with management and the independent accountant any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

                  6. Prepare the report of the audit committee required by the rules of the SEC to be included in the Company's annual proxy statement.

                  7. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

                  8. Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountant.

         C.       INDEPENDENT ACCOUNTANT MATTERS

                  1. The Committee shall be directly responsible for interviewing and retaining the Company's independent accountant, considering the accounting firm's independence and effectiveness and approving the engagement fees and other compensation to be paid to the independent accountant.

                  2. On an annual basis, the Committee shall evaluate the independent accountant's qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountant to submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountant's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountant, and any steps taken to deal with any such issues and (c) all relationships the independent accountant has with the Company and relevant third parties to determine the independent accountant's independence. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountant, but also consulting, legal, information technology services and other professional services rendered by the independent accountant and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and of the Independence Standards Board.

                  3. Approve in advance any non-audit services to be provided by the independent accountant and adopt policies and procedures for engaging the independent accountant to perform non-audit services.

                  4. Review on an annual basis the experience and qualifications of the senior members of the audit team. Discuss the knowledge and experience of the independent accountant and the senior members of the audit team with respect to the Company's industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company's independent accountant.

                  5. Review the performance of the independent accountant and terminate the independent accountant when circumstances warrant.

                  6.    Establish and  periodically  review hiring  policies for
                        employees  or  former   employees  of  the   independent
                        accountant.

                  7. Review with the independent accountant any problems or difficulties the auditor may have encountered and any "management" or "internal control" letter provided by the independent accountant and the Company's response to that letter. Such review should include:

                        (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

                        (b) any accounting adjustments that were proposed by the independent accountant that were not agreed to by the Company;

                        (c) communications between the independent accountant and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

                        (d) any changes required in the planned scope of the internal audit; and

                        (e) the responsibilities, budget and staffing of the Company's internal audit function.

                  8.    Communicate  with the independent  accountant  regarding
                        (a) critical accounting policies and practices to be used in preparing the audit report, (b) alternative treatments of financial information within the parameters of GAAP that were discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent accountant, (c) other material written communications between the independent accountant and management of the Company, and (d) such other matters as the SEC and NASDAQ, as applicable, may direct by rule or regulation.

                  9. Periodically consult with the independent accountant out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

                  10. Oversee the independent accountant relationship by discussing with the independent accountant the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountant has full access to the Committee (and the Board) to report on any and all appropriate matters.

                  11. Discuss with the independent accountant prior to the audit the general planning and staffing of the audit.

                  12. Obtain a representation from the independent accountant that Section 10A of the Securities Exchange Act of 1934 has been followed.

         D.       INTERNAL AUDIT CONTROL MATTERS

                  1. Discuss with management policies with respect to risk assessment and risk management. Although it is management's duty to assess and manage the Company's exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company's risk exposure.

                  2. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountant and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

                  3. Following completion of the annual audit, review separately with each of management, the independent accountant and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

                  4. Review with the independent accountant, the internal auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

                  5. Advise the Board about the Company's policies and procedures for compliance with applicable laws and regulations and the Company's code(s) of conduct.

                  6.    Establish   procedures   for  receipt,   retention   and
                        treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions from employees regarding questionable accounting or auditing matters.

                  7. Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company's internal controls.

                  8. Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent accountant for purposes of rendering the Company's financial statements materially misleading.

         E.       EVALUATION OF INTERNAL AUDITORS

                  1.    Review   activities,    organizational   structure   and
                        qualifications of the internal auditors.

                  2. Review and concur in the appointment, replacement, reassignment or dismissal of the manager of internal auditing.

                  3. Consider and review with management and the manager of internal auditing:

                        (a)   significant   findings   during   the   year   and
                              management's responses thereto;

                        (b) any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal auditors' work or access to required information;

                        (c) any changes required in the planned scope of the internal auditors' audit plan;

                        (d)   the internal auditors' budget and staffing; and

                        (e)   the  internal   auditors'   compliance   with  The
                              Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant.

V.       ANNUAL EVALUATION PROCEDURES

      The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.      INVESTIGATIONS AND STUDIES

      The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII.     MISCELLANEOUS

      Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Adopted by the Audit Committee and approved by the Board of Directors in October 2003.

                          INTERPLAY ENTERTAINMENT CORP.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, a stockholder of INTERPLAY ENTERTAINMENT CORP., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Herve Caen as proxy of the undersigned with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on December 18, 2003, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.     To elect the Board of Directors' seven nominees as directors:

                         Herve Caen                        Eric Caen
                        Nathan Peck                   Michel H. Vulpillat
                       Michel Welter                   Robert Stefanovich
                      Gerald DeCiccio


                      |_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the
                          contrary below)

                      |_| WITHHELD for all nominees listed above

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

         -----------------------------------------------------------------------

         The undersigned hereby confer(s) upon the proxies, and each of them, discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2.     To   approve  an   amendment  to  our  Restated  Certificate  of
                Incorporation, as amended, to increase the aggregate number of shares of common stock authorized for issuance from 100,000,000 shares to 150,000,000 shares.

         |_| FOR                     |_| AGAINST                  |_| ABSTAIN

         The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated November 13, 2003, relating to the Annual Meeting.

                                        Dated:                            , 2003
                                              ----------------------------

                                        Signature:
                                                  ------------------------------

                                        Signature:
                                                  ------------------------------

                                        Signature(s) of Stockholder(s)
                                        (See Instructions Below)

                                        The    Signature(s)     hereon    should
                                        correspond  exactly  with the name(s) of
                                        the  Stockholder(s)   appearing  on  the
                                        Share  Certificate.  If  stock  is  held
                                        jointly,  all joint owners  should sign.
                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

                                        |_|   Please  indicate by checking  this
                                              box  if you  anticipate  attending
                                              the Annual Meeting.

                                        PLEASE MARK,  SIGN,  DATE AND RETURN THE
                                        PROXY CARD  PROMPTLY  USING THE ENCLOSED
                                                        ENVELOPE